UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 5, 2009


                      Winchester International Resorts Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-144493                      N/A
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

61 Cimarron Meadows Cres. Okotoks, Alberta Canada                  T1S 1T1
   (Address of principal executive offices)                       (Zip Code)

                                  403.995.4426
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

Effective November 9, 2009, Mr. Veryl Norquay resigned as the President, Chief Executive Officer and a director of our company.

As a result of Mr. Norquay's resignation, on November 9, 2009, we appointed Mr. Ronald L. Marquardt as the President, Chief Operating Officer and a director of our company.

Our board of directors now consists of Ronald L. Marquardt and Andrew Buchholz.

From 1972 - 1982, Mr. Marquardt was formerly the Credit Manager for casino operations in Las Vegas, Nevada and Atlantic City, New Jersey. From 1972 - 1982, he held a Gaming License in the state of Nevada. From 1980 to 1985, he held a Key Gaming License in the state of New Jersey.

In addition, from 1983 to 1985, Mr. Marquardt was a Licensed Broker with the NASD registered in the state of Nevada.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINCHESTER INTERNATIONAL RESORTS INC.


/s/ Ronald L. Marquardt
-------------------------------------
Ronald L. Marquardt
President

Date: November 9, 2009


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